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                              CONTRACT BENEFIT DATA

Contract Number                               : [99-9999999]

Rider Effective Date                          : [July 1, 2004]

Annuitant                                     : [Abraham Lincoln]

Age Nearest Birthday                          : [65]

Sex                                           : [Male]

Secondary Life                                : [Mary Todd Lincoln]

Age Nearest Birthday                          : [62]

Sex                                           : [Female]

Initial Periodic Income Payment               : [$411.26]

Initial Guaranteed Income Benefit             : [$205.63]

Guaranteed Amount                             : [$50,000.00]

Initial Periodic Income Payment Mode          : [Monthly]

Initial Periodic Income Payment Date          : [July 1, 2004]

Periodic Income Commencement Date             : [June 17, 2004]

Access Period                                 : [15 Years]

Guaranteed Income Benefit Percent             : [50%]

Assumed Interest Rate                         : [3.00%]

Rider Option Election                         : [Enhanced Guaranteed Minimum
                                                Death Benefit with Guaranteed
                                                Income Benefit Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
Account Value Death Benefit
 without Guaranteed Income Benefit Option     : 1.65%

Account Value Death Benefit
 with Guaranteed Income Benefit Option        : 2.15%

Enhanced Guaranteed Minimum Death Benefit
 without Guaranteed Income Benefit Option     : 1.85%

Enhanced Guaranteed Minimum Death Benefit
 with Guaranteed Income Benefit               : 2.35%

After Access Period
Account Value Death Benefit
 without Guaranteed Income Benefit Option     : 1.65%

Account Value Death Benefit
 with Guaranteed Income Benefit Option        : 2.15%

Form CBNY-AL3B-NQ-PR 6/04                    American Legacy III B-Share - NQ-PR

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Enhanced Guaranteed Minimum Death Benefit
 without Guaranteed Income Benefit Option     : 1.65%

Enhanced Guaranteed Minimum Death Benefit
 with Guaranteed Income Benefit Option        : 2.15%

                        Guaranteed Income Benefit Option

The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown above multiplied by the greater of:

     (a.) the Initial Periodic Income Payment shown above, and
     (b.) the Guaranteed Amount, if any, shown above divided by 1000 and multiplied by an annuity factor based on a [3%] Assumed Interest Rate.

           Waiver of Contingent Deferred Sales Charge/Surrender Charge

During the Access Period, Contingent Deferred Sales Charge/Surrender Charge, if any, as specified in the Surrender Option section and, if applicable, the Contingent Deferred Sales Charge section of the Contract, will not apply to:

     (1)  Periodic Income Payments.

     (2) Withdrawals of up to 10% of Purchase Payments in a Contract Year where the percentages are based upon the total Purchase Payments to the Contract at the time of the current Withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn during the Contract Year does not exceed this 10% maximum.

     (3) Withdrawals of up to 10% of Account Value in a Contract Year where the percentages are based upon the Account Value at the time of the current Withdrawal, to the extent that the sum of the percentages of the Account Value withdrawn during the Contract Year does not exceed this 10% maximum.

     (4) A surrender or Withdrawal of any Purchase Payment as a result of the "permanent and total disability" of the Annuitant as defined in section 22(e) of the Internal Revenue Code. Permanent and total disability must occur subsequent to the Contract Date, as shown on the contract data page(s), and prior to the 65th birthday of the disabled Annuitant.

     (5) A surrender or Withdrawal of any Purchase Payment as a result of the admittance of an Owner into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date, as shown on the contract data page(s), and continue for 90 consecutive days prior to the surrender or Withdrawal.

     (6) A surrender or Withdrawal of any Purchase Payment as a result of a terminal illness of an Owner. Diagnosis of the terminal illness must be subsequent to the Contract Date, as shown on the contract data page(s), and result in a life expectancy of less than 12 months, as determined by a qualified professional medical practitioner.

     (7)  A surrender as a result of the death of an Owner or the Annuitant.

The Contingent Deferred Sales Charge/Surrender Charge, if any, will be waived only if LNY is in receipt of proof, satisfactory to LNY, of the exception. Periodic Income Payments will be withdrawn from Purchase Payments on a "first-in, first-out" (FIFO) basis.

Form CBNY-AL3B-NQ-PR 6/04                    American Legacy III B-Share - NQ-PR